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                                                                    EXHIBIT 99.3


                          CONSENT OF MICHAEL F. BIGHAM


Corixa Corporation
1124 Columbia Street, Suite 200
Seattle, WA  98104



        In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to being named for appointment to the board of directors of Corixa Corporation (the "Company") in the Company's Registration Statement on Form S-4 and any amendments thereto and to the inclusion of my name and biography in such registration statement.


Date: November 6, 2000                                  /s/ Michael F. Bigham
                                                        ----------------------
                                                        Michael F. Bigham